Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street	10286
New York, New York	(Zip code)
(Address of principal executive offices)

Legal Department

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

NATIONAL FUEL GAS COMPANY

(Exact name of obligor as specified in its charter)

New Jersey	13-1086010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 Main Street	14221
Williamsville, New York	(Zip code)
(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Department of Financial Services of the State of New York

One State Street, New York, N.Y. 10004-1511, and One Commerce Plaza, Albany, N.Y. 12257

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

550 17th Street NW, Washington, D.C. 20429

The Clearing House Association L.L.C

1114 Avenue of The Americas, 17th Floor, New York, N.Y. 10036

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

Exhibit 1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

Exhibit 4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-261533).

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, Texas, on the 11th day of August, 2026.

THE BANK OF NEW YORK MELLON

/s/ Peggy Guel
Name: Peggy Guel
Title: As Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2026, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	6,063,000
Interest-bearing balances	146,331,000
Securities:
Held-to-maturity securities	48,256,000
Available-for-sale debt securities	107,264,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	27,537,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	46,659,000
LESS: Allowance for credit losses on loans and leases	200,000
Loans and leases held for investment, net of allowance	46,459,000
Trading assets	8,709,000
Premises and fixed assets (including right-of-use assets)	3,596,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2,380,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,330,000
Other assets	21,190,000

Total assets	425,115,000

LIABILITIES
Deposits:
In domestic offices	255,943,000
Noninterest-bearing	84,330,000
Interest-bearing	171,613,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	116,619,000
Noninterest-bearing	9,678,000
Interest-bearing	106,941,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	5,787,000
Trading liabilities	2,988,000
Other borrowed money:
(includes mortgage indebtedness)	6,395,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,942,000

Total liabilities	395,674,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	13,277,000
Retained earnings	17,014,000
Accumulated other comprehensive income	-1,985,000
Other equity capital components	0
Total bank equity capital	29,441,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	29,441,000

Total liabilities and equity capital	425,115,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince Jeffrey A. Goldstein Joseph J. Echevarria	Directors